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                                                                Exhibit 26(e)(3)

INDIVIDUAL LIFE INSURANCE APPLICATION PART 3
AGREEMENTS AND AUTHORIZATIONS

                                                           [LOGO] MINNESOTA LIFE

MINNESOTA LIFE INSURANCE COMPANY - A Securian Company
Life New Business . 400 Robert Street North . St. Paul, Minnesota 55101-2098

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Proposed insured name (last, first, middle)

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AGREEMENTS: I have read, or had read to me the statements and answers recorded on my application. They are given to obtain this insurance and are, to the best of my knowledge and belief, true and complete and correctly recorded. I understand that any false statement or misrepresentation on this application may result in loss of coverage under this policy subject to the incontestability provision. I agree that they will become part of this application and any policy issued on it. The insurance applied for will not take effect unless the policy is issued and delivered and the full first premium is paid while the health of the Proposed Insured remains as stated in this application. IF SUCH CONDITIONS ARE MET, THE INSURANCE WILL TAKE EFFECT AS OF THE EARLIER OF THE POLICY DATE SPECIFIED IN THE POLICY OR THE DATE THE POLICY IS DELIVERED TO ME; THE ONLY EXCEPTION TO THIS IS PROVIDED IN THE LIFE RECEIPT AND TEMPORARY INSURANCE AGREEMENT, ISSUED IF THE PREMIUM IS PAID IN ADVANCE.

VARIABLE LIFE: I UNDERSTAND THAT THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR BOTH) OF THE POLICY APPLIED FOR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT. I UNDERSTAND THAT THE ACTUAL CASH VALUE OF THE POLICY APPLIED FOR IS NOT GUARANTEED AND INCREASES AND DECREASES DEPENDING ON THE INVESTMENT RESULTS. THERE IS NO MINIMUM ACTUAL CASH VALUE FOR THE POLICY VALUES INVESTED IN THESE SUB-ACCOUNTS.

AUTHORIZATION: I authorize any physician, medical practitioner, hospital, clinic or other health care provider, insurance or reinsuring company, consumer reporting agency, the Medical Information Bureau, Inc. (MIB), or employer which has any records or knowledge of my physical or mental health, and/or the physical or mental health of each minor child listed as the Proposed Insured, to give all such information and any other non-medical information relating to such persons to Minnesota Life Insurance Company or its reinsurers. This shall include ALL INFORMATION as to any medical history, consultations, diagnoses, prognoses, prescriptions or treatments and tests, including information regarding alcohol or drug abuse and AIDS or AIDS-related conditions. To facilitate rapid submission of such information, I authorize all said sources, except MIB, to give such records or knowledge to any agency employed by Minnesota Life Insurance Company to collect and transmit such information.

I understand this information is to be used for the purpose of determining eligibility for insurance and may be used for determining eligibility for benefits. I understand this information may be made available to Underwriting, Claims, support staff, licensed representatives, and firms of Minnesota Life Insurance Company. I authorize Minnesota Life Insurance Company or its reinsurers to release any such information to reinsuring companies, the MIB, or other persons or organizations performing business or legal services in connection with my application, claim or as may be otherwise lawfully required or as I may further authorize.

I agree this authorization shall be valid for twenty-four months from the date it is signed. I may revoke this authorization at any time by sending a written request addressed to the Individual Underwriting Department, Minnesota Life Insurance Company, 400 Robert Street North, St. Paul, MN 55101-2098.

I understand that I, or my legal representative, have the right to request and receive a copy of this authorization and that a photocopy of this authorization shall be as valid as the original. I understand that no sales representative has the company's authorization, to accept risk, pass on insurability or make, or void, waive or change any conditions or provisions of the application, policy or receipt, as applicable.

I acknowledge that I have been given the Your Privacy Is Important To Us notice.

FRAUD WARNING: Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud and may be guilty of a criminal offense and subject to penalties under state law.

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Proposed insured signature                              Date    City    State
X
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Owner signature (if other than proposed insured)        Date    City    State
(give title if signed on behalf of a business)
X
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Parent/conservator/guardian signature                   Date    City    State
(juvenile applications)
X
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I believe that the information provided by this applicant is true and accurate.
I certify I have accurately recorded all information given by the Proposed Insured(s).

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Licensed representative signature                                   Date
X
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F59536 Rev 5-2010